UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2017 (February 8, 2017)

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of Company as specified in charter)

Florida	001-34124	65-0420166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

 (Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Company's Certifying Accountant.

Appointment of independent registered public accounting firm.

Effective February 8, 2017, the Audit Committee of the Board of Directors of Ever-Glory International Group, Inc. (”Ever-Glory” or the “Company” or the “Issuer”), approved BF Borgers CPA PC (“Borgers”) as the independent auditor to audit Ever-Glory’s consolidated financial statements for the fiscal year ended December 31, 2016 and any subsequent interim periods.

During Ever-Glory’s two most recent fiscal years ended December 31, 2016 and 2015, and during the subsequent period preceding Borgers’ engagement, neither Ever-Glory nor anyone acting on its behalf consulted with Borgers on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the our consolidated financial statements, and no written report or oral advice was provided to us that Borgers concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: February 10, 2017	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

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